       As filed with the Securities and Exchange Commission on August 7, 1997
                                                Registration No. 333-___________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               -----------------------
                                GLOBECOMM SYSTEMS INC.
                (Exact name of registrant as specified in its charter)

              DELAWARE                                  11-3225567
    (State or other jurisdiction            (IRS Employer Identification No.)
    of incorporation or organization)
                      45 OSER AVENUE, HAUPPAUGE, NEW YORK  11788
                 (Address of principal executive offices) (Zip Code)

                               -----------------------
                                GLOBECOMM SYSTEMS INC.
                              1997 STOCK INCENTIVE PLAN
                               (Full title of the Plan)

                               -----------------------
                                  DAVID E. HERSHBERG
                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                GLOBECOMM SYSTEMS INC.
                      45 OSER AVENUE, HAUPPAUGE, NEW YORK  11788
                       (Name and address of agent for service)
                                    (516) 231-9800
            (Telephone number, including area code, of agent for service)

                               -----------------------

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        Proposed      Proposed
     Title of                                           Maximum        Maximum
    Securities                          Amount          Offering      Aggregate       Amount of
      to be                             to be            Price        Offering      Registration
    Registered                       Registered(1)     per Share(2)    Price(2)          Fee
    ----------                       ----------        ---------       -----             ---
1997 STOCK INCENTIVE PLAN:
--------------------------

Options to purchase
Common Stock                          2,280,000           N/A            N/A             N/A

Common Stock                       2,280,000 shares     $10.00       $22,800,000       $6,909
$0.001 par value


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Globecomm Systems Inc. 1997 Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Globecomm Systems Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the initial public offering price per share of Common Stock of Globecomm Systems Inc.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    Globecomm Systems Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

    (a) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-22425, filed with the SEC on February 27, 1997, and the amendments thereto, in which there is set forth the Registrant's audited consolidated financial statements;

    (b) The Registrant's Registration Statement No. 000-22839 on Form 8-A filed with the SEC on July 15, 1997, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (the "Delaware Law"), its directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under Delaware law, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the company, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

    Section 145 of the Delaware Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware Law or
(iv) for any transaction from which the director derived an improper personal benefit. The Delaware Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of stockholders or otherwise. The Registrant's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware Law and provides that to the fullest extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

    At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate of Incorporation. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

Item 8.  EXHIBITS

EXHIBIT NUMBER EXHIBIT

    4         Instruments Defining the Rights of Stockholders.  Reference is
              made to the Registrant's Registration No. 000-22839 on Form 8-A
              which is incorporated herein by reference pursuant to Item 3(b)
              to this Registration Statement.
    5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1      Consent of Ernst & Young LLP.
    23.2      Consent of Price Waterhouse LLP.
    23.3      Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
    24        Power of Attorney.  Reference is made to page II-4 of this
              Registration Statement.
    99.1      1997 Stock Incentive Plan.
    99.2      Notice of Grant.
    99.3      Stock Option Agreement.
    99.4      Addendum to Stock Option Agreement (Limited Stock Appreciation
              Rights).
    99.5      Stock Issuance Agreement.
    99.6      Notice of Grant of Automatic Stock Option.
    99.7      Automatic Stock Option Agreement.
    99.8      Director Fee Option Grant Election.
    99.9      Notice of Grant under Director Fee Option Grant Program.
    99.10     Director Fee Stock Option Agreement.

Item 9.       UNDERTAKINGS

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Hauppauge, State of New York, on this 6th day of August, 1997.

                                       GLOBECOMM SYSTEMS INC.



                                       By:  /s/ Kenneth A. Miller
                                            ----------------------------------
                                            Kenneth A. Miller
                                            President and Director

                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Globecomm Systems Inc., a Delaware corporation, do hereby constitute and appoint David E. Hershberg, Kenneth A. Miller and Andrew C. Melfi, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                                       DATE

/s/ David E. Hershberg       Chairman and Chief Executive Officer        August 6, 1997
--------------------------   and Director (Principal Executive Officer)
David E. Hershberg



/s/ Kenneth A. Miller        President and Director                      August 6, 1997
--------------------------
Kenneth A. Miller



/s/ Andrew C. Melfi          Chief Financial Officer (Principal          August 6, 1997
--------------------------   Financial and Accounting Officer)
Andrew C. Melfi


SIGNATURE                    TITLE                                       DATE


/s/ Thomas A. DiCicco        Vice President and Director                 August 6, 1997
--------------------------
Thomas A. DiCicco



/s/ Stephen C. Yablonski     Vice President and Director                 August 6, 1997
--------------------------
Stephen C. Yablonski



/s/ Donald G. Woodring       Vice President and Director                 August 6, 1997
--------------------------
Donald G. Woodring



                             Director                                         ,1997
--------------------------                                               -----
Herman Fialkov



                             Director                                         ,1997
--------------------------                                               -----
Shelley A. Harrison



                             Director                                         ,1997
--------------------------                                               -----
Benjamin Duhov



                             Director                                         ,1997
--------------------------                                               -----
Cecil J. Waylan


                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.



                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                                GLOBECOMM SYSTEMS INC.

                                    EXHIBIT INDEX


EXHIBIT NUMBER EXHIBIT

    4         Instruments Defining the Rights of Stockholders.  Reference is
              made to the Registrant's Registration No. 000-22839 on Form 8-A
              which is incorporated herein by reference pursuant to Item 3(b)
              to this Registration Statement.
    5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1      Consent of Ernst & Young LLP.
    23.2      Consent of Price Waterhouse LLP.
    23.3      Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
    24        Power of Attorney.  Reference is made to page II-4 of this
              Registration Statement.
    99.1      1997 Stock Incentive Plan.
    99.2      Notice of Grant.
    99.3      Stock Option Agreement.
    99.4      Addendum to Stock Option Agreement (Limited Stock Appreciation
              Rights).
    99.5      Stock Issuance Agreement.
    99.6      Notice of Grant of Automatic Stock Option.
    99.7      Automatic Stock Option Agreement.
    99.8      Director Fee Option Grant Election.
    99.9      Notice of Grant under Director Fee Option Grant Program.
    99.10     Director Fee Stock Option Agreement.